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                                EXHIBIT INDEX


Exhibit No.     Description     Page
-------------     ------------     -----

Exhibit A-1      Aggregate Amount of National     Filed herewith
     Grid Securities Issued Since
     March 15, 2000 and Outstanding
     as of the End of the Reporting
     Period

Exhibit A-2     Retained Earnings Analysis      Filed herewith
     of National Grid USA

Exhibit A-3     National Grid Group      Filed herewith
     30 September 2000 Rule 24
     Capitalisation Table

Exhibit A-4     Capital Structure of      Filed herewith
     National Grid USA Companies

Exhibit A-5     Copies of National Grid's     Filed under cover
     filings on Form 20-F and     of Form SE
     semiannual reports to
     shareholders